UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

ZANDER THERAPEUTICS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-220790

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On July 3, 2018 Zander Therapeutics , Inc.(“Zander”) entered into a sublease agreement with Entest Group, Inc.(“Entest”) whereby Zander would sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from Entest on a month to month basis for $6,000 per month beginning July 5, 2018.

On November 16, 2018 Zander and the Entest agreed to terminate Zander’s sublease with the Entest effective the rental period commencing November, 2018.

David R. Koos, who serves as Chairman and Chief Executive Officer of Zander also serves as Chairman and Chief Executive Officer of Entest. Zander is under common control with Entest.

Item 2.03 Creation of a Direct Financial Obligation

On November 16, 2018 Zander entered into a sublease agreement with BST Partners (“BST”) whereby Zander would sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from BST on a month to month basis for $6,000 per month beginning November 5, 2018.

BST is controlled by David Koos, Zander’s Chairman and Chief Executive Officer.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	SUBLEASE

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANDER THERAPEUTICS, INC.

Dated: November 19, 2018	By: /s/ David Koos
David Koos
Chief Executive Officer

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